EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES SECOND QUARTER
FINANCIAL AND OPERATING RESULTS

Closed Gulf of Mexico Acquisition for $1.2 Billion and,
Subsequent to Quarter End, Closed Malaysia Asset Divestiture for $2.0 Billion

EL DORADO, Arkansas, August 8, 2019 - Murphy Oil Corporation (NYSE: MUR) today reported financial and operating results for the quarter ended June 30, 2019, including net income attributable to Murphy of $92 million, or $0.54 per diluted share. Adjusted net income, which excludes discontinued operations and other one-off items, was $36 million, or $0.21 per diluted share.
The recently divested Malaysia assets were reported as “discontinued operations” and classified as “held for sale” for financial reporting purposes beginning with the first quarter 2019. Unless otherwise noted, the financial and operating highlights and metrics discussed in this commentary exclude discontinued operations and noncontrolling interest. 1
Operating highlights for the second quarter:

•	Produced 159 thousand barrels of oil equivalent per day, exceeding production guidance

•	Increased Eagle Ford Shale production over 23 percent as compared to first quarter 2019

•	Closed accretive deep water Gulf of Mexico transaction, which included the addition of over 73 million barrels of oil equivalent of proved reserves [2]

•	Sanctioned three Gulf of Mexico projects that drive oil-weighted production growth

•	Divested non-core North Midland Basin acreage in Dawson County for approximate $20 million, with acreage still remaining in Andrews County
Financial highlights for the second quarter:

•	Repurchased approximately seven percent of outstanding shares for $300 million, resulting in cumulative share repurchases of more than $1.6 billion since 2012

•	Realized high-value EBITDA per barrel of oil equivalent sold of $35 for the Eagle Ford Shale and $38 for North America Offshore at the field level

•	Reduced lease operating expenses to below $9 per barrel of oil equivalent

Highlights subsequent to quarter end:

•	Closed the divestiture of Malaysia portfolio for $2.0 billion in cash proceeds

•	Drilled successful Hoffe Park #2 well in the Gulf of Mexico

•	Entered into additional crude oil commodity hedge contracts with combined average prices above $60 per barrel WTI for 2019 and 2020, underpinning multi-year capital program

•	Repaid $1.9 billion of debt on the balance sheet at quarter end, resulting in liquidity of more than $2.0 billion as of July 31, 2019
SECOND QUARTER 2019 RESULTS
The company recorded net income, attributable to Murphy, of $92 million, or $0.54 per diluted share, for the second quarter 2019. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $36 million, or $0.21 per diluted share for the same period. The adjusted income from continuing operations excludes the following after-tax items: a $40 million mark-to-market non-cash gain on crude oil derivatives, a $13 million gain from the impact of foreign tax law changes and a $12 million mark-to-market non-cash loss on contingent consideration. Details for second quarter results can be found in the attached schedules.
Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) from continuing operations attributable to Murphy totaled $362 million, or $25 per barrel of oil equivalent (BOE) sold. Adjusted earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) from continuing operations attributable to Murphy equaled $393 million, or $28 per BOE sold. Details for second quarter EBITDA and EBITDAX reconciliations can be found in the attached schedules.
Second quarter production from continuing operations averaged 159 thousand barrels of oil equivalent per day (MBOEPD) with 67 percent liquids. Overall, production was above guidance due to reduced downtime and better performance from the company’s newly acquired Gulf of Mexico assets, as well as increased drilling efficiencies and asset outperformance in the onshore portfolio. Details for second quarter production can be found in the attached schedules.
“2019 is proving to be an excellent year for Murphy. We closed our Gulf of Mexico and Malaysia transactions, leading to a completely transformed portfolio. Our now simplified and concentrated Gulf Coast asset base, in the Eagle Ford Shale and Gulf of Mexico, has an extensive runway that is able to generate oil-weighted, high-margin production. Additionally, our Eagle Ford Shale team executed beyond their well delivery plan, further supporting forecasted growth expectations,” stated Roger W. Jenkins, President and Chief Executive Officer.
FINANCIAL POSITION
As of June 30, 2019, the company had total debt outstanding of $4.7 billion, consisting of $2.8 billion of outstanding long-term, fixed-rate notes, $1.4 billion of borrowings on the $1.6 billion unsecured senior credit facility and a $500 million unsecured senior term loan. The fixed-rate notes had a weighted average maturity of 7.3 years and a weighted average coupon of 5.5 percent. Subsequent to quarter end, the unsecured senior credit facility was repaid to a zero balance and the unsecured senior term loan was repaid and terminated.
As previously announced, Murphy completed $300 million in share repurchases in the second quarter 2019 at an average price of $26.34 per share. This share repurchase is part of the authorized $500 million program, which expires December 31, 2020. Overall, the company reduced its share count by 11.4 million shares, or approximately seven percent, to 162.3 million shares outstanding as of June 30, 2019.
As of July 31, 2019, liquidity totaled more than $2.0 billion, including approximately $450 million in cash and cash equivalents.
“I am very pleased with our financial position. We have completed the execution of a year-long business development plan that resulted in a transformed company with a strong liquidity position. Furthermore, I am most proud of setting up the company with an improved asset base capable of generating fourth quarter 2019 production of approximately 200,000 barrels of oil equivalent per day with more oil production and reserves, all while reducing share count and providing a leading dividend yield to our shareholders,” stated Jenkins.
REGIONAL OPERATIONS SUMMARY
North American Onshore
The North American onshore business produced approximately 93 MBOEPD in the second quarter.

Eagle Ford Shale - Production for the quarter averaged approximately 44 MBOEPD, a 23 percent increase over the previous quarter, and was comprised of 88 percent liquids, 74 percent oil. As planned, Murphy brought online 23 Karnes wells in the second quarter with six wells in the Austin Chalk, three wells in the Upper Eagle Ford Shale and 14 wells in the Lower Eagle Ford Shale. The Austin Chalk wells had gross 30-day (IP30 rate) rates averaging 925 barrels of oil equivalent per day (BOEPD), with the Upper Eagle Ford Shale wells averaging over 1,200 BOEPD IP30 and the Lower Eagle Ford Shale wells averaging 1,300 BOEPD IP30.
Additionally, the company advanced its 2019 drilling program ahead of schedule, bringing online an additional 12 Tilden wells in late June. The Tilden wells have achieved strong results, as eight Central Tilden wells exceeded expectations in the area with average IP30 rates over 1,350 BOEPD, and four East Tilden wells averaged 700 BOEPD IP30.
“Our Eagle Ford Shale well campaign is on track to achieve guided third quarter production of more than 50 thousand barrels of oil equivalent per day, with forecasted fourth quarter volumes approaching 57 thousand barrels of oil equivalent per day. The last time we experienced production at these high levels was in 2015,” stated Jenkins. “The team continues to improve efficiencies and reduce downtime, leading to operating expenses of $8.26 per barrel of oil equivalent in the second quarter.”
Tupper Montney - Natural gas production for the quarter averaged 219 million cubic feet per day (MMCFD). Murphy brought online five wells in Tupper Montney, with initial performance trending in line with an 18 Bcf type curve. No further drilling is planned for the remainder of the year.
Kaybob Duvernay - During the quarter, production averaged approximately 9 MBOEPD, comprised of 61 percent liquids. Murphy brought online two wells in Kaybob North and four wells in Two Creeks, with average facility-constrained IP30 rates of more than 1,050 BOEPD for Kaybob North and 750 BOEPD for Two Creeks. Drilling in this area will resume in the third quarter as part of ongoing re-risking along with satisfying lease maintenance requirements. These wells are expected to be brought online in 2020.
Global Offshore
The offshore business produced 65 MBOEPD for the second quarter, comprised of 91 percent liquids. This excludes production from discontinued operations. Gulf of Mexico production in the quarter averaged 58 MBOEPD, consisting of 90 percent liquids. Canada offshore production averaged 7 MBOEPD with 100 percent liquids.
Gulf of Mexico - As previously announced, on June 1, 2019 Murphy closed the Gulf of Mexico acquisition from LLOG Exploration Offshore, L.L.C. and LLOG Bluewater Holdings, L.L.C., (LLOG) for net cash consideration of $1.2 billion, after closing adjustments. The acquired assets are fully owned by Murphy and not part of MP Gulf of Mexico, LLC (MP GOM), the entity which owns all of Murphy’s legacy producing Gulf of Mexico assets. The contribution from the LLOG assets in the above volume was limited to one month only and averaged approximately 8,800 BOEPD over the quarter, exceeding guidance by over 1,200 BOEPD.
In the second quarter, Murphy successfully drilled and completed the Dalmatian #2 well (Desoto Canyon 4) with first oil expected in the fourth quarter and additional wells were brought online at the non-operated Lucius field. Third quarter Gulf of Mexico activity includes the tie-in of the new Dalmatian well to existing infrastructure and completion of the previously drilled Nearly Headless Nick well (Mississippi Canyon 387), which will tie back to the Delta House facility, with first oil expected in the fourth quarter. Additionally, the company plans to initiate a workover at the Chinook #5 well (Walker Ridge 425) and expects to bring the well online in first quarter 2020.
In support of longer-term development, the company has sanctioned three additional Gulf of Mexico projects:

•	King’s Quay floating production system (FPS) facility to receive and process up to 80 MBOPD of production anchored by the Khaleesi/Mormont and Samurai developments.

•	Khaleesi/Mormont Field Development, with seven subsea wells, of which four were previously drilled, and infrastructure tie-back to King’s Quay.

•	Samurai Field Development, with four subsea wells and tie-back to King’s Quay.
“Our planned execution on our new Gulf of Mexico revitalized asset base continues. These projects have outstanding returns offering high-margin production and a free cash flow runway going forward. We and a partner have sanctioned a new midstream FPS asset, King’s Quay, to anchor our two developments. This new FPS asset could be easily monetized, and we are currently evaluating all our options. We forecast first production from the FPS along with our two new fields in mid-2022. Initial production from these assets is expected to exceed 30,000 BOEPD net at first oil,” stated Jenkins.

Southeast Asia - Brunei production was approximately 448 BOEPD for the quarter. Beginning in the third quarter, these assets will be classified as “held for sale” for financial reporting purposes.
EXPLORATION
Mexico Exploration - During the second quarter, Murphy entered an agreement to acquire a proportionate share of Ophir’s interest in Block 5 for approximately $15 million, resulting in 40 percent working interest, with Petronas and Wintershall DEA each increasing their ownership to 30 percent. This transaction remains subject to regulatory approval. Murphy has also initiated seismic reprocessing of both the Cholula Area and the western subsalt portion of the block.
Gulf of Mexico Exploration - Subsequent to the end of the second quarter, Murphy drilled a successful well at Hoffe Park #2 (Mississippi Canyon 122) with a 60 percent working interest for a total net cost of approximately $20 million. Murphy encountered oil in multiple zones and is completing the evaluation of the well.
COMMODITY HEDGE POSITIONS
The company employs derivative commodity instruments to manage certain risks associated with commodity prices and to underpin capital spending associated with certain assets. Subsequent to quarter end, Murphy entered into additional 2019 and 2020 WTI based fixed price derivative swaps. Details for the current hedge positions can be found in the attached schedules.
2019 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Following the closing of significant Gulf of Mexico and Malaysia transactions, Murphy’s planned 2019 capital program is now estimated to be in the range of $1.35 to $1.45 billion. The range includes $140 million of additional capital that is expected to be allocated toward the recently acquired Gulf of Mexico assets.
“It is important to note that the mid-point of our modified capex range is within our original guidance for 2019, even after all the significant portfolio changes we have completed. We plan to spend approximately $140 million on our newly acquired Gulf of Mexico assets, offsetting the previously allocated capital of $105 million in 2019 for our discontinued operations in Malaysia,” stated Jenkins.
Full year production is expected to be in the range of 174 to 178 MBOEPD, excluding noncontrolling interest. For the third quarter, Murphy estimates total production of 192 to 196 MBOEPD, comprised of 66 percent liquids.

“Murphy is positioned to achieve free cash flow growth over the long-term as we focus on investing in meaningful, high-returning, multi-year projects in the Gulf of Mexico. This coincides with our Eagle Ford Shale growth plans, as our team strategically and prudently allocates capital,” stated Jenkins.
The operated onshore well cadence for the year is updated to include the advanced drilling schedule, which moved Eagle Ford and Kabob Duvernay wells into the second quarter from the third quarter, as well as three wells in Simonette coming back online in the third quarter after the third-party midstream specification constraint prevented the wells from flowing to sales in the first half of the year.

2019 Operated Onshore Wells Online
	1Q 2019A	2Q 2019A	3Q 2019E	4Q 2019E	2019 TotalE
Eagle Ford Shale	13	35	25	18	91
Kaybob Duvernay	1	6	3	0	10
Tupper Montney	3	5	0	0	8
Details for third quarter and full year guidance can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR AUGUST 8, 2019
Murphy will host a conference call to discuss second quarter 2019 financial and operating results on Thursday, August 8, 2019, at 10:00 a.m. ET. The call can be accessed either via the Internet through the Investor Relations section of Murphy Oil’s website at http://ir.murphyoilcorp.com or via the telephone by dialing toll free 1-888-886-7786, reservation number 89637238.
FINANCIAL DATA
Summary financial data and operating statistics for second quarter 2019, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, as well as a reconciliation of adjusted net income, EBITDA and EBITDAX between periods and guidance for the third quarter 2019, are also included.
1With the close of the previously announced Gulf of Mexico transaction in the fourth quarter 2018, and in accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials will include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, will exclude the NCI, thereby representing only the amounts attributable to Murphy.
2Transaction reserves are based on external third party engineering estimates by Ryder Scott Petroleum Consultants as of January 1, 2019, using strip prices in effect on April 12, 2019.
ABOUT MURPHY OIL CORPORATION
Murphy Oil Corporation is a global independent oil and natural gas exploration and production company. The company’s diverse resource base includes production from North America onshore plays in the Eagle Ford Shale, Kaybob Duvernay, Tupper Montney and Placid Montney, as well as offshore Gulf of Mexico and Canada. Additional information is available on the Company’s website www.murphyoilcorp.com.
FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events or results, are subject to inherent risks and uncertainties. Factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement include, but are not limited to: increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; natural hazards impacting our operations; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; and adverse developments in the U.S. or global capital markets, credit markets or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.
NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are good tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry, although not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
Kelly Whitley, kelly_whitley@murphyoilcorp.com, 281-675-9107
Bryan Arciero, bryan_arciero@murphyoilcorp.com, 281-675-9339
Megan Larson, megan_larson@murphyoilcorp.com, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(Thousands of dollars, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30, 2019
	2019	2018 [1]	2019	2018 [1]
Revenues
Revenue from sales to customers	$646,114	426,767	1,236,664	823,096
Gain (loss) on crude contracts	57,916	(37,624)	57,916	(67,126)
Gain on sale of assets and other income	5,019	437	5,473	8,400
Total revenues	709,049	389,580	1,300,053	764,370
Costs and expenses
Lease operating expenses	137,132	81,236	268,828	170,069
Severance and ad valorem taxes	13,072	12,876	23,169	25,033
Exploration expenses, including undeveloped lease amortization	30,674	18,889	63,212	47,627
Selling and general expenses	57,532	56,295	120,892	104,391
Depreciation, depletion and amortization	264,302	190,751	493,708	373,494
Accretion of asset retirement obligations	9,897	6,396	19,237	12,768
Other expense (benefit)	25,437	658	55,442	(10,387)
Total costs and expenses	538,046	367,101	1,044,488	722,995
Operating income from continuing operations	171,003	22,479	255,565	41,375
Other income (loss)
Interest and other income (loss)	(8,968)	(717)	(13,716)	3,870
Interest expense, net	(54,096)	(44,325)	(100,165)	(88,866)
Total other loss	(63,064)	(45,042)	(113,881)	(84,996)
Income (loss) from continuing operations before income taxes	107,939	(22,563)	141,684	(43,621)
Income tax expense (benefit)	9,115	2,622	19,937	(109,017)
Income (loss) from continuing operations	98,824	(25,185)	121,747	65,396
Income from discontinued operations, net of income taxes	24,418	70,704	74,264	148,376
Net income including noncontrolling interest	123,242	45,519	196,011	213,772
Less: Net income attributable to noncontrolling interest	30,970	—	63,557	—
NET INCOME ATTRIBUTABLE TO MURPHY	$92,272	45,519	132,454	213,772

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$0.40	(0.14)	0.34	0.38
Discontinued operations	0.15	0.41	0.44	0.86
Net Income	$0.55	0.27	0.78	1.24

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$0.40	(0.15)	$0.34	$0.37
Discontinued operations	0.14	0.40	0.43	0.85
Net Income	$0.54	0.25	$0.77	$1.22
Cash dividends per Common share	0.25	0.25	0.50	0.50
Average Common shares outstanding (thousands)
Basic	168,538	173,043	170,556	172,908
Diluted	169,272	173,983	171,433	174,927
1 Reclassified to conform to current presentation.

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

(Thousands of dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018 ¹	2019	2018 ¹
Operating Activities
Net income including noncontrolling interest	$123,242	45,519	196,011	213,772
Adjustments to reconcile net income to net cash provided by continuing operations activities:
(Income) loss from discontinued operations	(24,418)	(70,704)	(74,264)	(148,376)
Depreciation, depletion and amortization	264,302	190,751	493,708	373,494
Previously suspended exploration costs (credits)	(350)	(3)	12,901	(8)
Amortization of undeveloped leases	7,105	9,606	15,150	22,774
Accretion of asset retirement obligations	9,897	6,396	19,237	12,768
Deferred income tax charge (benefit)	2,412	(937)	18,001	(148,653)
Pretax (gain) loss from sale of assets	—	(221)	(12)	118
Mark to market and revaluation of contingent consideration	15,360	—	28,890	—
Mark to market of crude contracts	(50,831)	12,738	(50,831)	27,088
Long-term non-cash compensation	22,367	14,953	44,755	29,010
Net (increase) decrease in noncash operating working capital	93,139	26,051	(5,366)	22,498
Other operating activities, net	(23,991)	(13,355)	(42,749)	(72,804)
Net cash provided by continuing operations activities	438,234	220,794	655,431	331,681
Investing Activities
Acquisition of oil and gas properties	(1,226,261)	—	(1,226,261)	—
Property additions and dry hole costs	(374,831)	(318,183)	(645,169)	(565,237)
Proceeds from sales of property, plant and equipment	16,816	361	16,816	621
Net cash required by investing activities	(1,584,276)	(317,822)	(1,854,614)	(564,616)
Financing Activities
Borrowings on revolving credit facility	1,075,000	—	1,075,000	—
Proceeds from term loan	500,000	—	500,000	—
Repurchase of common stock	(299,924)	—	(299,924)	—
Capital lease obligation payments	(175)	—	(335)	—
Withholding tax on stock-based incentive awards	—	(280)	(6,991)	(6,922)
Distribution to noncontrolling interest	(50,339)	—	(68,776)	—
Cash dividends paid	(42,105)	(43,259)	(85,503)	(86,517)
Net cash provided (required) by financing activities	1,182,457	(43,539)	1,113,471	(93,439)
Cash Flows from Discontinued Operations [2]
Operating activities	(1,197)	123,463	122,272	290,849
Investing activities	(23,360)	(23,062)	(49,798)	(49,910)
Financing activities	(2,367)	(2,243)	(4,914)	(4,648)
Net cash provided by discontinued operations	(26,924)	98,158	67,560	236,291
Cash transferred from discontinued operations to continuing operations	2,485	92,602	48,565	464,258
Effect of exchange rate changes on cash and cash equivalents	863	3,331	3,268	24,382
Net increase (decrease) in cash and cash equivalents	39,763	(44,634)	(33,879)	162,266
Cash and cash equivalents at beginning of period	286,281	837,333	359,923	630,433
Cash and cash equivalents at end of period	$326,044	792,699	326,044	792,699
1 Reclassified to current presentation. 2 Cash flows from discontinued operations are not part of the cash flow reconciliation.

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED INCOME (LOSS)
(unaudited)

(Millions of dollars, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$92.3	45.5	$132.5	$213.8
Discontinued operations loss (income)	(24.4)	(70.7)	(74.3)	(148.4)
Income (loss) from continuing operations	67.9	(25.2)	58.2	65.4
Adjustments:
Mark-to-market (gain) loss on crude oil derivative contracts	(40.2)	10.1	(40.2)	21.4
Mark-to-market (gain) loss on contingent consideration	12.1	—	22.8	—
Business development transaction costs	6.2	—	16.0	—
Impact of tax reform	(13.0)	—	(13.0)	(120.0)
Write-off of previously suspended exploration wells	—	—	13.2	—
Foreign exchange losses (gains)	2.7	7.1	5.1	(4.8)
Seal insurance proceeds	—	—	—	(8.2)
Total adjustments after taxes	(32.2)	17.2	3.9	(111.6)
Adjusted income (loss) from continuing operations attributable to Murphy	$35.7	(8.0)	$62.1	$(46.2)

Adjusted income (loss) from continuing operations per average diluted share	$0.21	(0.05)	$0.36	$(0.26)
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted income (loss) from continuing operations attributable to Murphy.  Adjusted income (loss) excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  Adjusted income (loss) is a non-GAAP financial measure and should not be considered a substitute for Net income (loss) as determined in accordance with accounting principles generally accepted in the United States of America.
Amounts shown above as reconciling items between Net income and Adjusted income (loss) are presented net of applicable income taxes based on the estimated statutory rate in the applicable tax jurisdiction.  The pretax and income tax impacts for adjustments shown above are as follows by area of operations.

(Millions of dollars)	Three Months Ended June 30, 2019			Six Months Ended June 30, 2019
	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$21.7	(4.6)	17.1	$47.7	$(10.0)	$37.7
Canada	—	(13.0)	(13.0)	—	(13.0)	(13.0)
Other International	—	—	—	13.2	—	13.2
Total E&P	21.7	(17.6)	4.1	60.9	(23.0)	37.9
Corporate:	(46.3)	10.0	(36.3)	(43.8)	9.8	(34.0)
Total adjustments	$(24.6)	(7.6)	(32.2)	$17.1	$(13.2)	$3.9

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$92.3	45.5	132.5	213.8
Discontinued operations loss (income)	(24.4)	(70.7)	(74.3)	(148.4)
Income tax expense (benefit)	9.1	2.6	19.9	(109.0)
Interest expense, net	54.1	44.3	100.2	88.9
Depreciation, depletion and amortization expense [1]	246.0	190.8	458.1	373.5
EBITDA attributable to Murphy (Non-GAAP)	$377.1	212.5	636.4	418.8
Mark-to-market (gain) loss on crude oil derivative contracts	(50.8)	(12.7)	(50.8)	(27.1)
Mark-to-market (gain) loss on contingent consideration	15.4	—	28.9	—
Business development transaction costs	7.8	—	20.3	—
Accretion of asset retirement obligations	9.9	6.4	19.2	12.8
Write-off of previously suspended exploration wells	—	—	13.2	—
Foreign exchange losses (gains)	3.0	(12.2)	5.6	4.4
Seal insurance proceeds	—	—	—	(8.2)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$362.4	194.0	672.8	400.7

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,268.9	11,019.0	27,766.0	21,550.7

EBITDA per barrel of oil equivalents sold	$26.43	19.28	22.92	19.43
Adjusted EBITDA per barrel of oil equivalents sold	$25.40	17.61	24.23	18.59
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold. Management believes EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.   EBITDA per barrel of oil equivalent sold and adjusted EBITDA per barrel of oil equivalent sold are non-GAAP financial metrics.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA excludes the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

(Millions of dollars, except per barrel of oil equivalents sold)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income attributable to Murphy (GAAP)	$92.3	45.5	132.5	213.8
Discontinued operations loss (income)	(24.4)	(70.7)	(74.3)	(148.4)
Income tax expense (benefit)	9.1	2.6	19.9	(109.0)
Interest expense, net	54.1	44.3	100.2	88.9
Depreciation, depletion and amortization expense [1]	246.0	190.8	458.1	373.5
EBITDA attributable to Murphy (Non-GAAP)	377.1	212.5	636.4	418.8
Exploration expenses	30.7	18.9	63.2	47.6
EBITDAX attributable to Murphy (Non-GAAP)	$407.8	231.4	699.6	466.4
Mark-to-market (gain) loss on crude oil derivative contracts	(50.8)	(12.7)	(50.8)	(27.1)
Mark-to-market (gain) loss on contingent consideration	15.4	—	28.9	—
Business development transaction costs	7.8	—	20.3	—
Accretion of asset retirement obligations	9.9	6.4	19.2	12.8
Foreign exchange losses (gains)	3.0	(12.2)	5.6	4.4
Seal insurance proceeds	—	—	—	(8.2)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$393.1	212.9	722.8	448.3

Total barrels of oil equivalents sold from continuing operations attributable to Murphy (thousands of barrels)	14,268.9	11,019.0	27,766.0	21,550.7

EBITDAX per barrel of oil equivalents sold	$28.58	21.00	25.20	21.64
Adjusted EBITDAX per barrel of oil equivalents sold	$27.55	19.32	26.03	20.80
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company's operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company's financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income (loss) or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.
Presented above is EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold. Management believes EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are important information because they are used by management to evaluate the Company’s profitability of one barrel of oil equivalent sold in that period.  EBITDAX per barrel of oil equivalent sold and adjusted EBITDAX per barrel of oil equivalent sold are non-GAAP financial metrics.

1 Depreciation, depletion, and amortization expense used in the computation of EBITDA excludes the portion attributable to the non-controlling interest.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended June 30, 2019		Three Months Ended June 30, 2018
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$549.0	133.0	318.8	72.6
Canada	94.8	(5.9)	108.4	9.7
Other	3.1	(3.4)	—	(15.0)
Total exploration and production	646.9	123.7	427.2	67.3
Corporate	62.1	(24.9)	(37.6)	(92.5)
Revenue/income from continuing operations	709.0	98.8	389.6	(25.2)
Discontinued operations, net of tax [2]	—	24.4	—	70.7
Total revenues/net income (loss)	$709.0	123.2	389.6	45.5

	Six Months Ended June 30, 2019		Six Months Ended June 30, 2018
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States[1]	$1,018.2	249.2	596.9	108.7
Canada	213.7	1.6	226.7	34.3
Other	6.0	(31.7)	—	(30.5)
Total exploration and production	1,237.9	219.1	823.6	112.5
Corporate	62.2	(97.4)	(59.2)	(47.1)
Revenue/income from continuing operations	1,300.1	121.7	764.4	65.4
Discontinued operations, net of tax [2]	—	74.3	—	148.4
Total revenues/net income (loss)	$1,300.1	196.0	764.4	213.8
1 2019 includes results attributable to a noncontrolling interest in MP Gulf of Mexico, LLC (MP GOM).
2 Malaysia is reported as discontinued operations effective January 1, 2019.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED JUNE 30, 2019, AND 2018

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended June 30, 2019
Oil and gas sales and other operating revenues	549.0	94.8	3.1	646.9
Lease operating expenses	99.7	36.9	0.6	137.2
Severance and ad valorem taxes	12.8	0.3	—	13.1
Depreciation, depletion and amortization	201.2	56.8	1.3	259.3
Accretion of asset retirement obligations	8.4	1.5	—	9.9
Exploration expenses
Dry holes and previously suspended exploration costs	(0.2)	—	—	(0.2)
Geological and geophysical	15.4	—	2.4	17.8
Other exploration	2.8	0.1	3.1	6.0
	18.0	0.1	5.5	23.6
Undeveloped lease amortization	5.9	0.4	0.9	7.2
Total exploration expenses	23.9	0.5	6.4	30.8
Selling and general expenses	12.9	6.1	6.1	25.1
Other	27.9	0.2	0.1	28.2
Results of operations before taxes	162.2	(7.5)	(11.4)	143.3
Income tax provisions (benefits)	29.2	(1.6)	(8.0)	19.6
Results of operations (excluding corporate overhead ﾠand interest)	133.0	(5.9)	(3.4)	123.7

Three Months Ended June 30, 2018
Oil and gas sales and other operating revenues	$318.8	108.4	—	427.2
Lease operating expenses	52.0	29.2	—	81.2
Severance and ad valorem taxes	12.7	0.2	—	12.9
Depreciation, depletion and amortization	128.3	56.8	0.7	185.8
Accretion of asset retirement obligations	4.5	1.9	—	6.4
Exploration expenses
Geological and geophysical	0.2	—	0.7	0.9
Other exploration	2.4	—	5.9	8.3
	2.6	—	6.6	9.2
Undeveloped lease amortization	8.7	0.2	0.7	9.6
Total exploration expenses	11.3	0.2	7.3	18.8
Selling and general expenses	10.5	6.6	5.9	23.0
Other	6.9	0.3	1.1	8.3
Results of operations before taxes	92.6	13.2	(15.0)	90.8
Income tax provisions (benefits)	20.0	3.5	—	23.5
Results of operations (excluding corporate overhead and interest)	72.6	9.7	(15.0)	67.3

1 2019 includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
SIX MONTHS ENDED JUNE 30, 2019, AND 2018

(Millions of dollars)	United States [1]	Canada	Other	Total
Six Months Ended June 30, 2019
Oil and gas sales and other operating revenues	$1,018.2	213.7	6.0	1,237.9
Lease operating expenses	192.1	75.9	0.9	268.9
Severance and ad valorem taxes	22.6	0.6	—	23.2
Depreciation, depletion and amortization	365.1	116.3	2.3	483.7
Accretion of asset retirement obligations	16.2	3.0	—	19.2
Exploration expenses
Dry holes and previously suspended exploration costs	(0.1)	—	13.1	13.0
Geological and geophysical	15.9	—	7.9	23.8
Other exploration	4.0	0.2	7.1	11.3
	19.8	0.2	28.1	48.1
Undeveloped lease amortization	12.8	0.7	1.7	15.2
Total exploration expenses	32.6	0.9	29.8	63.3
Selling and general expenses	30.2	13.7	11.7	55.6
Other	58.5	0.4	0.4	59.3
Results of operations before taxes	300.9	2.9	(39.1)	264.7
Income tax provisions (benefits)	51.7	1.3	(7.4)	45.6
Results of operations (excluding corporate overhead and interest)	$249.2	1.6	(31.7)	219.1

Six Months Ended June 30, 2018
Oil and gas sales and other operating revenues	$596.9	226.7	—	823.6
Lease operating expenses	110.5	59.5	—	170.0
Severance and ad valorem taxes	24.5	0.5	—	25.0
Depreciation, depletion and amortization	249.9	112.5	1.5	363.9
Accretion of asset retirement obligations	8.9	3.9	—	12.8
Exploration expenses
Geological and geophysical	6.2	—	3.6	9.8
Other exploration	3.6	0.1	11.3	15.0
	9.8	0.1	14.9	24.8
Undeveloped lease amortization	21.4	0.4	1.0	22.8
Total exploration expenses	31.2	0.5	15.9	47.6
Selling and general expenses	24.9	14.3	11.9	51.1
Other	7.7	(11.4)	1.0	(2.7)
Results of operations before taxes	139.3	46.9	(30.3)	155.9
Income tax provisions (benefits)	30.6	12.6	0.2	43.4
Results of operations (excluding corporate overhead and interest)	$108.7	34.3	(30.5)	112.5
1 2019  includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

(Dollars per barrel of oil equivalents sold)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Continuing operations
United States – Eagle Ford Shale
Lease operating expense	$8.26	8.09	10.33	8.22
Severance and ad valorem taxes	3.16	3.15	3.10	3.08
Depreciation, depletion and amortization (DD&A) expense	23.56	24.50	23.71	24.67

United States – Gulf of Mexico
Lease operating expense	$10.63	11.02	9.37	14.10
DD&A expense	17.03	16.86	15.45	17.08

Canada – Onshore
Lease operating expense	$6.15	4.92	6.02	4.88
Severance and ad valorem taxes	0.07	0.03	0.07	0.06
DD&A expense	10.87	10.55	10.95	10.36

Canada – Offshore
Lease operating expense	$15.91	9.94	16.73	10.50
DD&A expense	14.31	12.57	13.98	13.06

Total oil and gas continuing operations
Lease operating expense	$8.93	7.37	8.93	7.89
Severance and ad valorem taxes	0.85	1.17	0.77	1.16
DD&A expense	17.21	17.31	16.40	17.33

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$8.86	7.37	8.94	7.89
Severance and ad valorem taxes	0.92	1.17	0.83	1.16
DD&A expense	17.24	17.31	16.50	17.33

MURPHY OIL CORPORATION
OTHER FINANCIAL DATA
(unaudited)

(Millions of dollars)	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Capital expenditures for continuing operations
Exploration and production
United States [1]	$1,541.3	178.9	$1,746.8	$326.4
Canada	60.0	83.3	155.7	202.3
Other	23.1	8.0	64.4	17.7
Total	1,624.4	270.2	1,966.9	546.4

Corporate	3.1	5.1	5.6	7.9
Total capital expenditures - continuing operations	1,627.5	275.3	1,972.5	554.3

Charged to exploration expenses [2]
United States	18.0	2.6	19.8	9.8
Canada	0.1	—	0.2	0.1
Other	5.5	6.6	28.1	14.9
Total charged to exploration expenses - continuing operations	23.6	9.2	48.1	24.8

Total capitalized [3]	$1,603.9	266.1	$1,924.4	$529.5
Memo: Capital expenditures on discontinued operations	38.0	25.1	59.6	44.0
1 Includes $1,226.3 million for acquisition of exploration and production properties in the US Gulf of Mexico in the three-months and six-months ended June 30, 2019.
2 Excludes amortization of undeveloped leases of $7.2 million and $15.2 million for the three-month and six months ended June 30, 2019 and $9.6 million and $22.8 million for the three-month and six months ended June 30, 2018.
3 Includes noncontrolling interest capital expenditures of $10.1 million and $23.2 million for the three-month and six months ended June 30, 2019.

MURPHY OIL CORPORATION
CONDENSED BALANCE SHEETS (unaudited)

(Millions of dollars)	June 30, 2019	December 31, 2018 [1]
Assets
Cash and cash equivalents	$326.0	359.9
Other current assets [2]	2,425.8	520.0
Property, plant and equipment – net	10,041.2	8,432.1
Other long-term assets	742.9	1,740.6
Total assets	$13,535.9	11,052.6

Liabilities and Stockholders' Equity
Current maturities of long-term debt	$0.7	0.7
Short-term loan payable	500.0	—
Other current liabilities [2]	1,702.1	845.4
Long-term debt	4,185.9	3,109.3
Other long-term liabilities	2,048.7	1,899.6
Total equity [3,4]	5,098.5	5,197.6
Total liabilities and stockholders' equity	$13,535.9	11,052.6
1 Reclassified to conform to current presentation.
2 Includes $1,863.8 million and $772.8 million in 2019 in Other current assets and Other current liabilities, respectively, classified as held for sale and related to Malaysia.
3 Includes noncontrolling interest of $358.5 million and $368.3 million as of June 30, 2019 and December 31, 2018, respectively.
4 Number of shares of Common Stock, $1.00 par value, outstanding at June 30, 2019 was 162,250,593.

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
Barrels per day unless otherwise noted		2019	2018	2019	2018
Continuing operations
Net crude oil and condensate
United States	Onshore	33,145	31,936	29,532	31,630
	Gulf of Mexico [1]	61,062	15,365	61,055	14,113
Canada	Onshore	5,943	5,254	6,199	4,809
	Offshore	6,685	7,982	7,304	8,085
Other		448	580	477	582
Total net crude oil and condensate - continuing operations		107,283	61,117	104,567	59,219
Net natural gas liquids
United States	Onshore	5,977	6,824	5,641	6,772
	Gulf of Mexico [1]	3,118	1,391	2,940	1,114
Canada	Onshore	1,073	1,033	1,083	959
Total net natural gas liquids - continuing operations		10,168	9,248	9,664	8,845
Net natural gas – thousands of cubic feet per day
United States	Onshore	32,209	32,679	30,752	31,894
	Gulf of Mexico [1]	39,029	14,284	29,356	13,548
Canada	Onshore	249,367	264,748	252,120	263,036
Total net natural gas - continuing operations		320,605	311,711	312,228	308,478
Total net hydrocarbons - continuing operations including NCI [2,3]		170,885	122,317	166,269	119,477
Noncontrolling interest
Net crude oil and condensate – barrels per day		(11,160)	—	(11,669)	—
Net natural gas liquids – barrels per day		(458)	—	(506)	—
Net natural gas – thousands of cubic feet per day		(4,507)	—	(4,203)	—
Total noncontrolling interest		(12,369)	—	(12,876)	—
Total net hydrocarbons - continuing operations excluding NCI [2,3]		158,516	122,317	153,394	119,477
Discontinued operations
Net crude oil and condensate – barrels per day		21,556	28,950	23,744	30,084
Net natural gas liquids – barrels per day		529	872	636	665
Net natural gas – thousands of cubic feet per day [2]		93,382	113,125	97,465	114,195
Total discontinued operations		37,649	48,676	40,624	49,782
Total net hydrocarbons produced excluding NCI [2,3]		196,165	170,993	194,018	169,259
1 2019 includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
SALES SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
Barrels per day unless otherwise noted		2019	2018	2019	2018
Continuing operations
Net crude oil and condensate
United States	Onshore	33,145	31,936	29,532	31,630
	Gulf of Mexico [1]	58,842	15,365	61,053	14,113
Canada	Onshore	5,943	5,254	6,199	4,809
	Offshore	6,723	7,333	7,324	8,255
Other		470	—	468	—
Total net crude oil and condensate - continuing operations		105,123	59,888	104,576	58,807
Net natural gas liquids
United States	Onshore	5,977	6,824	5,641	6,772
	Gulf of Mexico [1]	3,118	1,391	2,940	1,114
Canada	Onshore	1,073	1,033	1,083	959
Total net natural gas liquids - continuing operations		10,168	9,248	9,664	8,845
Net natural gas – thousands of cubic feet per day
United States	Onshore	32,209	32,679	30,752	31,894
	Gulf of Mexico [1]	39,029	14,284	29,356	13,548
Canada	Onshore	249,367	264,748	252,120	263,036
Total net natural gas - continuing operations		320,605	311,711	312,228	308,478
Total net hydrocarbons - continuing operations including NCI [2,3]		168,725	121,088	166,278	119,065
Noncontrolling interest
Net crude oil and condensate – barrels per day		(10,715)	—	(11,669)	—
Net natural gas liquids – barrels per day		(458)	—	(506)	—
Net natural gas – thousands of cubic feet per day [2]		(4,507)	—	(4,203)	—
Total noncontrolling interest		(11,924)	—	(12,876)	—
Total net hydrocarbons - continuing operations excluding NCI [2,3]		156,801	121,088	153,403	119,065

Discontinued operations
Net crude oil and condensate – barrels per day		21,121	30,107	23,676	30,031
Net natural gas liquids – barrels per day		498	632	580	798
Net natural gas – thousands of cubic feet per day [2]		93,382	113,125	97,465	114,195
Total discontinued operations		37,183	49,593	40,500	49,862
Total net hydrocarbons sold excluding NCI [2,3]		193,984	170,681	193,903	168,927
1 2019 includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRICE SUMMARY
(unaudited)

		Three Months Ended June 30,		Six Months Ended June 30,
		2019	2018	2019	2018
Weighted average Exploration and Production sales prices
Continuing operations
Crude oil and condensate – dollars per barrel
United States	Onshore	$63.72	68.14	$60.95	$66.24
	Gulf of Mexico [1]	62.41	68.11	58.84	65.81
Canada [2]	Onshore	48.94	59.45	47.97	57.12
	Offshore	67.86	72.40	64.39	68.69
Other		73.05	—	70.50	—
Natural gas liquids – dollars per barrel
United States	Onshore	11.73	21.29	12.29	20.62
	Gulf of Mexico [1]	10.53	23.27	13.46	23.01
Canada [2]	Onshore	28.37	36.66	31.78	39.83
Natural gas – dollars per thousand cubic feet
United States	Onshore	1.89	2.11	2.04	2.25
	Gulf of Mexico [1]	1.87	2.18	1.72	2.36
Canada [2]	Onshore	1.07	1.17	1.51	1.42
Discontinued operations
Crude oil and condensate – dollars per barrel
Malaysia [3]	Sarawak	78.25	69.72	70.32	67.13
	Block K	65.79	67.20	65.56	65.20
Natural gas liquids – dollars per barrel
Malaysia [3]	Sarawak	40.81	69.61	47.42	70.57
Natural gas – dollars per thousand cubic feet
Malaysia [3]	Sarawak	2.57	3.86	3.60	3.62
	Block K	0.24	0.25	0.24	0.24
1 Prices include the effect of noncontrolling interest share for MP GOM.
2 U.S. dollar equivalent.
3 Prices are net of certain payments under the terms of the respective production sharing contracts.

MURPHY OIL CORPORATION
COMMODITY HEDGE POSITIONS (unaudited)
AS OF JULY 31, 2019

	Commodity	Type	Volumes (Bbl/d)	Price (USD/Bbl)	Remaining Period
Area					Start Date	End Date
United States	WTI	Fixed price derivative swap	20,000	$63.64	7/1/2019	7/31/2019
United States	WTI	Fixed price derivative swap	23,000	$63.17	8/1/2019	12/31/2019
United States	WTI	Fixed price derivative swap	24,000	$59.67	1/1/2020	12/31/2020

			Volumes (MMcf/d)	Price (CAD/Mcf)	Remaining Period
Area	Commodity	Type			Start Date	End Date
Montney	Natural Gas	Fixed price forward sales at AECO	59	C$2.81	7/1/2019	12/31/2020

MURPHY OIL CORPORATION
THIRD QUARTER 2019 GUIDANCE

	Liquids BOPD	Gas MCFD	BOEPD
Production – net
U.S. – Eagle Ford Shale	45,700	33,900	51,300
– Gulf of Mexico excluding NCI	67,300	69,400	78,900
– Gulf of Mexico including NCI [1]	78,200	74,100	90,500
Canada – Tupper Montney	—	267,400	44,600
– Kaybob Duvernay and Placid Montney	7,700	25,900	12,000
– Offshore	6,800	—	6,800
Other	400	—	400

Total net production (BOEPD) - excluding NCI	192,000 to 196,000
Total net production (BOEPD) - including NCI [1]	203,600 to 207,600

Exploration expense ($ millions)	$31

[1] Includes noncontrolling interest of MP GOM of 10,900 BOPD liquids and 4,700 MCFD gas.

FULL YEAR 2019 GUIDANCE
Total net production (BOEPD) - excluding NCI	174,000 to 178,000
Total net production (BOEPD) - including NCI [2]	186,600 to 190,600
Capital expenditures – excluding NCI ($ billions) [3]	$1.35 - $1.45

[2] Includes noncontrolling interest of MP GOM of 12,600 BOEPD.
[3] Excludes noncontrolling interest of MP GOM of $48 MM and $20 MM for assets held for sale.